                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                            VARITRONIC SYSTEMS, INC.
                                       AT

                              $17.50 NET PER SHARE
                                       BY

                              VSI ACQUISITION CO.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

                                 W.H. BRADY CO.
                        THE OFFER AND WITHDRAWAL RIGHTS
         WILL EXPIRE AT 12:00 MIDNIGHT, MILWAUKEE TIME (CENTRAL TIME),
                  ON THURSDAY, MARCH 28, 1996, UNLESS EXTENDED
                                                               February 29, 1996

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated February 29, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the "Offer") relating to an offer by VSI Acquisition Co., a Minnesota corporation (the "Offeror") and a wholly-owned subsidiary of Brady USA, Inc., a Wisconsin corporation ("BUSA") and a wholly-owned subsidiary of W.H. Brady Co., a Wisconsin corporation ("Brady"), to purchase all of the outstanding shares of common stock, par value $.01 per share (the "Shares"), of Varitronic Systems, Inc., a Minnesota corporation (the "Company"), at a purchase price of $17.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 27, 1996 (the "Merger Agreement"), by and among the Company, Brady, BUSA and the Purchaser. We are the holder of record of Shares held by us for your account.

     A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $17.50 per Share, net to the seller in cash, without interest thereon.

          2. The Offer is being made for all outstanding Shares.

          3. The offer and withdrawal rights will expire at 12:00 Midnight, Milwaukee time (Central time), on Thursday, March 28, 1996, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which when added to the number of Shares of Common Stock owned by Brady and its affiliates will represent at least two-thirds of the outstanding Shares of the Company (excluding any unexercised portion of the option issued to Brady). The Offer is also subject to other terms and conditions. See the Introduction and Section 15 of the Offer to Purchase.

          5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 3 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer. However, federal income-tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless required taxpayer identification information is provided. See Instruction 11 of the Letter of Transmittal.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a state statute or regulation. If the Purchaser becomes aware of a valid state statute or regulation prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute or regulation or seek to have such statute or regulation declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute or regulation, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any State where the securities, blue sky or other laws require the Offer to be made by licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Robert W. Baird & Co. Incorporated or one or more registered brokers or dealers that are licensed under the laws of such State.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     Holders of Shares who cannot deliver their Certificates and all other required documents to Firstar Trust Company as depositary (the "Depositary"), or complete the procedures for book-entry transfer, prior to the Expiration Date must tender their Shares according to the guaranteed delivery Procedures set forth in Section 3 of the Offer to Purchase.

     Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facilities"), pursuant to the procedure set forth in Section 3 of the Offer to Purchase and (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of book-entry transfer of such Shares into the Depositary's account.
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                                  INSTRUCTIONS
                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            VARITRONIC SYSTEMS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 29, 1996 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") pursuant to an offer by VSI Acquisition Co., a Minnesota corporation (the "Offeror") and a wholly-owned subsidiary of Brady USA, Inc., a Wisconsin corporation and a wholly-owned subsidiary of W.H. Brady Co., a Wisconsin corporation, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares") of Varitronic Systems, Inc., a Minnesota corporation, at a purchase price of $17.50 per share, net to seller in cash.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

                        NUMBER OF SHARES TO BE TENDERED:

                            --------------- SHARES*

                                     Dated:
                 --------------------------------------- , 1996

             ------------------------------------------------------
                                  Signature(s)

             ------------------------------------------------------
                                 Name of Holder
                             (Please Print or Type)
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.